Exhibit 23.2

Consent of Kabani & Company

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement of Don Marcos Trading Co. on Form SB-2 of our report, dated March 30, 2007, appearing in the Prospectus.

We also consent to the reference to our Firm under the captions “Experts” in such Prospectus.

/s/ Kabani & Company

Kabani & Company
Los Angeles, California
Dated: July 3, 2007